SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           AGNICO-EAGLE MINES LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

            Ontario, Canada                             Not Applicable
(State of Incorporation or Organization)       (IRS Employer Identification No.)

        145 King Street East, Suite 500, Toronto, Ontario, Canada M5C 2Y7
               (Address of Principal Executive Offices) (Zip Code)


If  this  Form  relates  to  the                If  this  Form  relates  to  the
registration   of  a  class   of                registration   of  a  class   of
securities  pursuant  to Section                securities  pursuant  to Section
12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
effective  pursuant  to  General                effective  pursuant  to  General
Instruction A.(c),  please check                Instruction A.(d),  please check
the following box. |_|                          the following box. |X|





        Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class                     Name Of Each Exchange On Which
       To Be So Registered                     Each Class Is To Be Registered
------------------------------------        ------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:


                                    Warrants
                     --------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         Information with respect to the Warrants incorporated herein by reference to the section captioned "Details of the Offering - Warrants" in the Registration Statement on Form F-10, as amended (File No. 333-100850), originally filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on October 30, 2002.

Item 2.  Exhibits.
         --------

         The securities described herein are to be registered on Nasdaq National Market, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been or will be duly filed with the Nasdaq National Market.

Exhibit
Number                             Exhibit
-------                            -------

   1. Registrant's Registration Statement on Form F-10 incorporated by reference to the Registrant's Form F-10 (File No. 333-100850) filed on October 30, 2002.

   2. Form of Warrant Indenture incorporated by reference to Exhibit 7.2 to the Registrant's Form F-10, as amended (File No. 333-100850) filed on October 30, 2002.

   3.    Text of Warrant Certificate.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  November 6, 2002.

                                            AGNICO-EAGLE MINES LIMITED


                                            By:   /s/ David Garofalo
                                                --------------------------------
                                                David Garofalo
                                                Vice President, Finance and
                                                Chief Financial Officer

Text for Warrant Certificate
----------------------------

THIS CERTIFIES that, for value received, the holder hereof, is the registered holder of the number of common share purchase warrants (the "Warrants") stated above and is entitled at any time at or after the date hereof and prior to 5:00 p.m. (Toronto time) on November 14, 2007 (the "Expiry Time") to purchase in accordance with the provisions of the Indenture (as defined below) one common share (a "Common Share") of Agnico-Eagle Mines Limited (the "Company") for each such Warrant represented hereby at a price of U.S.$19.00 per Common Share (the "Exercise Price") by surrendering to Computershare Trust Company of Canada (the "Trustee) at its principal office in the City of Toronto, Ontario or at the principal office of Computershare USA Inc. (the "U.S. Agent") in the Borough of Manhattan, City of New York, New York this certificate together with an executed exercise form (the "Exercise Form") in the form of the attached Exercise Form or any other written notice in a form satisfactory to the applicable Trustee, in either case duly completed and executed, and a certified cheque, bank draft or money order payable at par to or to the order of Agnico-Eagle Mines Limited in the amount equal to the exercise price multiplied by the number of Common Shares subscribed for; provided that unless the holder has surrendered the Warrants represented hereby for exercise pursuant to the provisions hereof and of the Indenture on or prior to the Expiry Time, the Warrants represented hereby shall be void and of no effect.

Upon the exercise of the Warrants evidenced hereby, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for are to be issued (provided that if the Common Shares are to be issued to a person other than a holder of this Warrant certificate, the holder's signature on the Exercise Form herein shall be guaranteed by a Canadian chartered bank, a major trust company in Canada, a firm which is a member of a recognized stock exchange in Canada, a member of the Investment Dealers Association of Canada, a national securities exchange in the United States, or the National Association of Securities Dealers, Inc. or a participant in the Securities Transfer Agents Medallion (STAMP) Program (an "Eligible Institution")) the number of Common Shares to be issued to such person(s), and such person(s) shall become a holder in respect of Common Shares with effect from the date of such exercise and upon the due surrender of this Warrant certificate the Company will cause a certificate(s) representing such Common Shares to be made available for pick-up by such person(s) at the principal office of the Trustee in the City of Toronto, Ontario or the principal office of the U.S. Agent in the Borough of Manhattan, City of New York, New York or mailed to such person(s) at the address(es) specified in such Exercise Form, within three Business Days after receipt of notice from the Trustee of the exercise of such Warrant.

The Warrants evidenced hereby shall not be exercised by any "U.S. person" (a "U.S. Person"), as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") or any person holding such Warrants for the account of a U.S. Person at any time when no registration statement under the 1933 Act registering the Common Shares issuable upon exercise of the Warrants evidenced hereby is effective. During such time and prior to the Expiry Time, any U.S. Person holding such Warrants shall have the right to cause the Company to redeem such Warrants in accordance with the provisions of the Indenture.

This Warrant Certificate represents Warrants of the Company issued under the provisions of a Indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Indenture") dated November 14, 2002 between the Company and the Trustee, to which Indenture reference is hereby made for particulars of the rights of the holders and the Company and of the Trustee in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which the holder by acceptance hereof assents. A copy of the Indenture will be provided at no cost to a holder who makes a request for such copy to the Company or to the Trustee. If any conflict exists between the provisions contained herein and the provisions of the Indenture, the provisions of the Indenture shall govern.

The Indenture provides for adjustments to the right of exercise, including the amount of and class and kind of securities or other property issuable upon exercise, upon the happening of certain stated events, including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities convertible into Common Shares or of other securities or assets of the Company, certain offerings of rights, warrants or options and certain reorganizations.

No fractional Common Shares are issuable upon the exercise of this Warrant. The Company will pay an amount in cash in lieu of issuing fractional Common Shares, in accordance with the Indenture. Holders of Warrants will not have any rights as shareholders of the Company by virtue of holding such Warrants.

Upon presentation to the Trustee at its principal office in the City of Toronto, Ontario or at the principal office of the U.S. Agent in the Borough of Manhattan, City of New York, New York, subject to the provisions of the Indenture and upon compliance with the reasonable requirements of the Trustee, this Warrant certificate may be exchanged for Warrant certificates entitling the holder thereof to purchase an equal aggregate number of Common Shares upon payment of the aggregate Exercise Price. If the holder subscribes for a lesser number of Common Shares than the number of shares referred to in this Warrant certificate, the holder shall be entitled to receive a further Warrant certificate in respect of Common Shares referred to in this Warrant certificate but not subscribed for. The Company and the Trustee may treat the registered holder of this Warrant certificate for all purposes as the absolute owner hereof. The holding of this Warrant certificate shall not constitute the holder thereof a holder of Common Shares or entitle him to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

Warrants may be transferred upon compliance with the conditions described in the Indenture, on the register to be kept at the principal office of the Trustee in the City of Toronto, by the registered holder thereof or his executors or administrators or other legal representatives, or his or their attorney appointed by instrument in writing in form and execution satisfactory to the Trustee with a signature guaranteed by an Eligible Institution and upon compliance with such reasonable requirements as the Trustee may prescribe (including the requirement to provide evidence of satisfactory compliance with applicable securities laws).

The Indenture contains provisions making binding upon the holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders holding a specified percentage of the then unexercised Warrants.

This Warrant certificate and the Indenture shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable in that province. Time shall be of the essence hereof and of the Indenture. This Warrant certificate shall not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Indenture.

         IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officer as of o, 2002.

                                  TRANSFER FORM


         FOR  VALUE  RECEIVED,____________________________________hereby  sells,

assigns and transfers unto _____________________________________________________
                             PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE


         Warrants  represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ___________________________________  attorney to transfer  the said  Warrants  on the books of the Trustee  and/or the Company with full power of substitution in the premises.


         DATED this ________ day of__________________ , 2002.



                                         _______________________________________
                                         Signature of Warrantholder

                                         _______________________________________
                                         Print full name

                                         _______________________________________
                                         Address in full


Signature guaranteed by:



                       Name_________________________________
                             (Authorized Signature Number)

NOTICE: The signature on this assignment must correspond exactly with the name as written upon the face of this certificate. If Common Shares are to be issued to a person other than the registered holder, the registered holder must pay to the Trustee all exigible taxes and the signature of the registered holder must be guaranteed by an Eligible Institution. The guarantor must affix a stamp bearing the actual words "Signature Guarantee".

                                  EXERCISE FORM

TO:      Agnico-Eagle Mines Limited

         The undersigned holder of the within Warrants hereby irrevocably exercises the Warrants represented hereby and subscribes for the maximum number of Common Shares (or other shares or securities or property issuable in accordance with the Indenture) of Agnico-Eagle Mines Limited issuable pursuant to the within Warrants on the terms specified in the said Warrants and the Indenture.

         The undersigned hereby directs that the said Common Shares be issued in the name of the undersigned and delivered to the address of the undersigned as shown on the register of holders of Warrants, unless otherwise specified in the space provided below.

---------------------  ---------------------------  ----------------------------
   NAME(S) IN FULL              ADDRESS(ES)            NUMBER OF COMMON SHARES
                          (include Postal Code)
---------------------  ---------------------------  ----------------------------







---------------------  ---------------------------  ----------------------------







---------------------  ---------------------------  ----------------------------
(Please Print)


Number of Warrants being Exercised:  _____________________________


[_] Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

         Please note that if Common Shares are to be issued to a person other than the registered holder, the registered holder must pay to the Trustee all exigible taxes and duly execute the form of transfer and the signature of the registered holder must be guaranteed.

         DATED this ________ day of ____________________ , 2002.

                                        ________________________________________
                                        Signature of Warrantholder


                                        ________________________________________
                                        Print full name


                                        ________________________________________
                                        Address in full





                                             ___________________________________
                                             (Signature of Guarantor)

                                        Name:___________________________________
                                                (Authorized Signature Number)

Note: If the signature of the person executing this form is to be guaranteed, it must be guaranteed by an Eligible Institution.